                                  SCHEDULE 14A
                                (RULE 14A - 101)

                              INFORMATION REQUIRED

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934 (Amendment No.
                                 ____________)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement

[x]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                         Parallel Petroleum Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[x]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

[ ]        Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount previously paid:

           (2)  Form, Schedule or Registration Statement No.:

           (3)  Filing Party:

           (4)  Date Filed:

                         PARALLEL PETROLEUM CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



Dear Stockholder:

         Notice is hereby given that Parallel's Annual Meeting of Stockholders will be held at the Amarillo Club, 600 S. Tyler, Amarillo, Texas 79101, on Wednesday, June 20, 2001 at 3:00 p.m.

         We intend to present for your approval at this meeting:

              o the election of seven Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

              o the approval of the Parallel Petroleum Corporation 2001 Non-Employee Directors Stock Option Plan;

              o the ratification of the reappointment of KPMG LLP as independent auditors for 2001; and

              o the transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.

         If you were a holder of record of Parallel common stock at the close of business on May 14, 2001, you are entitled to vote at the Annual Meeting.


                                    BY ORDER OF THE BOARD OF DIRECTORS


                                               Thomas W. Ortloff
                                               Secretary


May 17, 2001


YOUR VOTE IS IMPORTANT TO ASSURE A QUORUM AT THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE POSTAGE PAID ENVELOPE.

                         PARALLEL PETROLEUM CORPORATION

                         One Marienfeld Place, Suite 465
                                110 N. Marienfeld
                              Midland, Texas 79701
                                 (915) 684-3727

                                 PROXY STATEMENT

                           ---------------------------




SOLICITATION OF PROXIES

         The accompanying proxy is solicited on behalf of the Board of Directors of Parallel for the Annual Meeting of Stockholders. The meeting will be held at the Amarillo Club, 600 S. Tyler, Amarillo, Texas 79101, at 3:00 p.m. on Wednesday, June 20, 2001, for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournments thereof. The principal executive office of the Company is located at One Marienfeld Place, Suite 465, 110 N. Marienfeld, Midland, Texas 79701.

         We will bear the cost of soliciting proxies. Proxies will be solicited primarily by mail, but may be supplemented by personal solicitation by officers, employees and Directors of Parallel. No additional compensation will be paid for their solicitation efforts. The Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy are first being mailed to stockholders on or about May 18, 2001.

VOTING AT THE ANNUAL MEETING

         The close of business on May 14, 2001 has been fixed by the Board of Directors as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. At that date, Parallel had issued and outstanding 20,428,858 shares of voting common stock.

         Holders of common stock are entitled to vote on all matters properly brought before the meeting, including the matters described in the Notice of Annual Meeting accompanying this Proxy Statement. Each share of common stock you own entitles you to one vote. Cumulative voting is not permitted.

QUORUM AND VOTING REQUIREMENTS

         The presence of a majority of the outstanding shares of common stock, whether in person or by proxy, constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

         Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. An abstention from voting on a matter or a proxy instructing that a vote be withheld has the same effect as a vote against the matter since it is one less vote for approval.

         A broker non-vote occurs when a nominee holding shares of common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes on one or more matters will have no impact on such matters since they are not considered "shares present" for voting purposes.

         Directors will be elected by a plurality of votes cast. A plurality means that the individuals who receive the largest number of votes cast are elected as Directors up to the maximum number of Directors to be chosen at the meeting. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of Directors, except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

         Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting is required for the adoption of the Parallel Petroleum Corporation 2001 Non-Employee Directors Stock Option Plan and for the ratification of the selection by the Board of Directors of KPMG LLP as Parallel's independent auditors for 2001.

HOW TO REVOKE YOUR PROXY

         You may revoke a proxy at any time before it is voted. You can do this by delivering a later dated proxy or by notifying the Secretary in writing specifically revoking the proxy. Your attendance and voting in person at the Annual Meeting will also revoke a proxy. If you do not make any specification on the proxy, your shares will be voted in accordance with the recommendation of the Board of Directors as stated herein, or at the discretion of the named proxies with regard to any other matter that may properly come before the Annual Meeting.

                                 STOCK OWNERSHIP

         This table shows information as of May 14, 2001 about the beneficial ownership of common stock by: (1) each person known by us to own beneficially more than five percent of our outstanding common stock, (2) each executive officer of Parallel, (3) each Director and nominee for Director of Parallel, and
(4) all of our executive officers and Directors (and nominees) as a group:


          Name and Address                    Amount and Nature                 Percent
               of                                    of                           of
          Beneficial Owner                  Beneficial Ownership(1)             Class (2)
         -------------------                -----------------------             ----------

Thomas R. Cambridge                                 1,042,045(3)                  5.03%
2201 Civic Circle, Suite 216
Amarillo, Texas 79109

Dewayne E. Chitwood                                 1,678,557(4)                  7.93%
400 Pine Street, Suite 700
Abilene, Texas 79601

Ernest R. Duke                                        327,473(5)                  1.60%
P.O. Box 1919
Midland, Texas 79702

Larry C. Oldham                                       917,090(6)                  4.38%
One Marienfeld Place, Suite 465
Midland, Texas  79701

Martin B. Oring                                        24,000(7)                    *
706 Cinnamon Lane
Franklin Lakes, New Jersey 07417

Charles R. Pannill                                    116,995(8)                    *
3416 Acorn Run
Fort Worth, Texas  76019

Jeffrey G. Shrader                                         --                       --
801 S. Filmore, Suite 600
Amarillo, Texas 79105

Wes-Tex Drilling Company, L.P.                      1,246,773(9)                  6.04%
400 Pine Street, Suite 700
Abilene, Texas 79601


         Name and Address                            Amount and Nature               Percent
               of                                           of                         of
         Beneficial Owner                         Beneficial Ownership(1)            Class(2)
         ----------------                         -----------------------            --------

Dian Graves Owen                                        1,281,428(10)                  6.10%
400 Pine, Suite 1000
Abilene, Texas 79601

Julia Jones Matthews                                    1,942,428(11)                  9.00%
400 Pine, Suite 900
Abilene, Texas 79601

Dodge Jones Foundation                                  1,371,428(12)                  6.41%
400 Pine, Suite 900
Abilene, Texas 79601

All Executive Officers and                              4,106,160(13)                 18.58%
Directors as a Group (7 persons)

----------

   * Less than one percent.

   (1) Unless otherwise indicated, all shares of common stock are held directly with sole voting and investment powers.

   (2) Securities not outstanding, but included in the beneficial ownership of each such person are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

   (3) Includes 767,045 shares of common stock held indirectly through Cambridge Collateral Services, Ltd., a limited partnership of which Mr. Cambridge and his wife are the general partners. Also includes 275,000 shares of common stock underlying presently exercisable stock options held directly by Mr. Cambridge.

   (4) Includes 932,488 shares of common stock held directly by Wes-Tex Drilling Company, L.P., a limited partnership ("Wes-Tex"), and 314,285 shares of common stock that may be acquired by Wes-Tex upon conversion of 110,000 shares of preferred stock held by Wes-Tex. In his capacity as president, chief executive officer and a manager of Wes-Tex Holdings, LLC, the general partner of Wes-Tex, Mr. Chitwood may be deemed to have shared voting and investment powers with respect to such shares. See note 9 below. Also included are 97,500 shares of common stock underlying presently exercisable stock options and 20,000 shares of common stock held by the Estate of Myrle Greathouse (the "Estate"); 157,142 shares that may be acquired by the Greathouse Charitable Remainder Trust (the "Trust") upon conversion of 55,000 shares of preferred stock; and 157,142 shares of common stock that may be acquired by the Greathouse Foundation (the "Foundation") upon conversion of 55,000 shares of preferred stock. Mr. Chitwood is the executor of the Estate, the trustee (but not a beneficiary) of the Trust and the executive director and a director of the Foundation. In these capacities, Mr. Chitwood may also be deemed to have shared voting and investment powers with respect to the shares of common stock beneficially owned by the Estate, the Trust and the Foundation. However, Mr. Chitwood disclaims beneficial ownership of all shares of common stock shown in the table.

   (5) Includes 72,500 shares of common stock underlying presently exercisable stock options. Also included are 74,395 shares held by Duke and Cain Partnership, a general partnership in which Mr. Duke is a partner, and 30,000 shares held in the name of Mr. Duke's wife. Mr. Duke has shared voting and investment powers with respect to such shares.

   (6) Includes 530,000 shares of common stock underlying stock options that are presently exercisable or that become exercisable within sixty days.

   (7)     All of such shares are held directly by Mr. Oring's wife.

   (8) Includes 72,500 shares of common stock underlying presently exercisable stock options. Also included are 1,300 shares held by Mr. Pannill as custodian for the benefit of two minor grandchildren and as to which Mr. Pannill disclaims beneficial ownership.

   (9) Includes 314,285 shares of common stock that may be acquired upon conversion of 110,000 shares of preferred stock. Wes-Tex has shared voting and investment powers with respect to all such shares. See note 4 above.

  (10) Includes 700,000 shares of common stock held indirectly by the Dian Graves Owen Trust and 285,714 shares of common stock that may be acquired by Mrs. Owen upon conversion of 100,000 shares of preferred stock held directly by her. Also included are 285,714 shares that may be acquired upon conversion of 100,000 shares of preferred stock held directly by the Dian Graves Owen Foundation, a non-profit organization. Mrs. Owen disclaims beneficial ownership of all shares of common stock beneficially owned by the Dian Graves Owen Foundation.

  (11) Includes 400,000 shares of common stock owned directly by the Julia Jones Matthews Family Trust (the "Trust") and 171,428 shares of common stock that may be acquired by the Trust upon conversion of 60,000 shares of preferred stock held directly by the Trust. By virtue of her position as the

           President and a Director of the Dodge Jones Foundation, Matthews has shared voting and investment powers with respect to, and may also be deemed to be the beneficial owner of, 971,428 shares of common stock that may be acquired by the Dodge Jones Foundation upon conversion of 340,000 shares of preferred stock held by it, and 400,000 shares of common stock that are owned directly by the Dodge Jones Foundation. Matthews disclaims beneficial ownership of all shares of common stock beneficially owned by the Dodge Jones Foundation. See note 12.

  (12) Includes 971,428 shares that may be acquired upon conversion of 340,000 shares of preferred stock. The Dodge Jones Foundation has shared voting and investment powers with respect to such shares of common stock. See note 11.

  (13) Includes 1,047,000 shares of common stock underlying stock options that are presently exercisable or that become exercisable within sixty days and 628,569 shares of common stock that may be acquired upon conversion of 220,000 shares of preferred stock.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Securities Exchange Act of 1934 requires Parallel's Directors and officers to file periodic reports with the SEC. These reports show the Directors' and officers' ownership, and the changes in ownership, of Parallel's common stock and other equity securities. To our knowledge, all Section 16(a) filing requirements have been complied with during 2000, except that Charles R. Pannill, a Director, did not timely report the sale of 3,400 shares of common stock on December 28, 1999 and the sale of 3,000 shares of common stock on January 11, 2000.


                              ELECTION OF DIRECTORS

         Our Directors are elected annually by our stockholders to serve until the next annual meeting of stockholders and until their respective successors are duly elected. The number of directors comprising the whole Board is determined by the Board of Directors. The Board of Directors has fixed the size of the Board at seven directors. All of our current Directors and nominees, except Dewayne E. Chitwood, Martin B. Oring and Jeffrey G. Shrader, were elected as Directors at the last annual meeting of stockholders. Myrle Greathouse, a former Director, resigned from the Board of Directors on December 20, 2000 and Mr. Chitwood was appointed on that same date to fill the vacancy created by Mr. Greathouse's resignation. On May 2, 2001, we expanded the size of our Board of Directors from five to seven members, and Mr. Oring and Mr. Shrader were appointed to fill the vacancies created by expanding the size of the Board. All nominees have consented to serve as Directors if elected at the Annual Meeting. If any nominee becomes unavailable for any reason, a substitute nominee may be proposed by the Board and the shares represented by proxy will be voted for any substitute nominee, unless the Board reduces the number of directors. The Board has no reason to expect that any nominee will become unavailable. Shares represented by the accompanying form of proxy will be voted for the election of the seven nominees named below unless other instructions are shown on the proxy card.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING SEVEN NOMINEES FOR ELECTION AS DIRECTORS AT THE ANNUAL MEETING.


                                            Director
        Nominee                               Since                        Position with Company
        -------                             --------                       ---------------------

Thomas R. Cambridge                           1985                         Chairman of the Board of
                                                                           Directors and Chief
                                                                           Executive Officer

Larry C. Oldham                               1979                         President, Treasurer and
                                                                           Director

Dewayne E. Chitwood                           2000                         Director

Ernest R. Duke(2)                             1980                         Director

Martin B. Oring(1)                            2001                         Director

Charles R. Pannill(1)(2)                      1982                         Director

Jeffrey G. Shrader(1)                         2001                         Director

----------

(1)   Member of Audit Committee.

(2)   Member of Compensation Committee.

         Mr. Cambridge, age 64, is an independent petroleum geologist engaged in the exploration for, development and production of oil and gas. From 1970 until 1990, such activities were carried out primarily through Cambridge & Nail Partnership, a Texas general partnership. Since 1990, such oil and gas activities have been carried out through Cambridge Production, Inc., a Texas
corporation.   Mr. Cambridge has served as a Director of the Company since
February, 1985; as President during the period from October, 1985 to October, 1994; and as Chairman of the Board of Directors and Chief
Executive Officer since October, 1985. Mr. Cambridge serves the Company in the capacity of a consultant and not as a full-time employee.

         Mr. Chitwood, age 64, is president, chief executive officer and a manager of Wes-Tex Holdings, LLC, the general partner of Wes-Tex Drilling Company, L.P., a partnership engaged in oil and gas exploration and production. During the five-year period preceding Mr. Chitwood's association with Wes-Tex in 1997, he was an owner and founder of CBS Insurance L.P., a general insurance agency.

         Mr. Duke, age 73, is a consultant to Newpark Drilling Fluids, and the president and majority shareholder of Mustang Mud, Inc., a privately held oil field service company.

         Mr. Oldham, age 46, a founder of the Company, has served as an officer and Director of the Company since its formation in 1979. Mr. Oldham became President of the Company in October, 1994, and served as Executive Vice President of the Company prior to that time. Mr. Oldham is a member of the Permian Basin Landman's Association.

         Mr. Oring, age 55, is the president and owner of Wealth Preservation, LLC, a financial counseling firm founded by Mr. Oring in January, 2001.
From 1998 to December, 2000, Mr. Oring was Managing Director Executive Services of Prudential Securities Incorporated, and from 1996 to 1998, Mr. Oring was Managing Director Capital Markets of Prudential Securities Incorporated. From 1989 to 1996, Mr. Oring was Manager of Capital
Planning for The Chase Manhattan Corporation.

         Mr. Pannill, age 75, was employed by The Western Company of North America for over thirty years until his retirement in February, 1982. During his employment with The Western Company of North America, Mr. Pannill served in various capacities, including those of an executive officer and director.

         Mr. Shrader, age 50, has served as a shareholder in the law firm of Sprouse, Smith & Rowley, Amarillo, Texas, since January, 1993. Mr.
Shrader has also been a director of Hastings Entertainment, Inc. since 1992.

OTHER INFORMATION; COMMITTEES OF THE BOARD

         During 2000, eleven meetings of the Board of Directors were held. Mr. Greathouse, a Director of the Company for part of 2000, attended 81% of the total number of meetings of the Board. Messrs. Cambridge, Duke, Oldham and Pannill attended 100% of the meetings. Mr. Chitwood attended one meeting of the Board of Directors in December, 2000, which was the last
Board meeting held in 2000. The Directors took action by unanimous written consent on two occasions during 2000.

         The Board has two permanent committees: the Compensation
Committee and the Audit Committee. We do not have a standing nominating committee. The review of recommendations for nominees for Board membership is made by the full Board of Directors.

         The Compensation Committee administers our stock option plans and has the responsibility of reviewing and recommending to the Board of Directors the compensation and terms of benefit arrangements with Parallel's officers and the making of awards under such arrangements. Mr. Pannill and Mr. Duke served as members of the Compensation Committee of the Board of Directors throughout 2000. The Compensation Committee held three meetings in 2000. Mr. Pannill and Mr. Duke attended all meetings.

         The Audit Committee of the Board of Directors reviews the results of the annual audit of the Company's financial statements and recommendations of the independent auditors with respect to our accounting practices, policies and procedures. As prescribed by our Audit Committee charter, the Audit Committee is also responsible for overseeing management's conduct of our financial reporting process, our systems of internal accounting and financial controls, and the independent audit of our financial statements.

         At the times the Audit Committee met in 2000, the members were Mr. Duke and Mr. Greathouse. When Mr. Greathouse resigned as a Director in December, 2000, Mr. Chitwood was appointed to fill the vacancy on the Committee created by Mr. Greathouse's resignation. The Audit Committee held three meetings in 2000. Mr. Greathouse did not attend one of the meetings.

REPORT OF THE AUDIT COMMITTEE

         Although our Audit Committee is presently composed of Mr. Oring, Mr. Pannill and Mr. Shrader, this report is given by Mr. Chitwood and Mr. Duke, the members of the Audit Committee at the time the Audit Committee made its recommendation to the full Board of Directors to include the audited financial statements in Parallel's Form 10-K Report for the year ended December 31, 2000. The Audit Committee operates under the written charter adopted by the Board of Directors. The Audit Committee reviews and reassesses the adequacy of the charter on an annual basis. The Audit Committee is responsible for monitoring and overseeing management's conduct of our financial reporting process, our systems of internal accounting and financial controls, and the independent audit of our financial statements by our independent auditors, KPMG LLP.

         The Audit Committee reviews the charter annually to ensure that it meets the listing standards for issuers with securities listed for trading on The Nasdaq Stock Market. The charter specifies that the Audit Committee will have at least three members, comprised solely of independent directors, each of whom is able to read and understand fundamental financial statements. At least one member of our Audit Committee must have past employment experience in finance or accounting. Each of the current Audit Committee members is an "independent director" as defined in the applicable listing standards. The Audit Committee recommends to the Board the appointment of auditors for the company.

         The Audit Committee reviewed and discussed the audited financial statements with both management and KPMG LLP. Specifically, the Audit Committee discussed with KPMG LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

         The Audit Committee received from KPMG LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with KPMG LLP the issue of its independence from Parallel.

         Based on the Audit Committee's review of the audited financial statements and its discussions with management and KPMG LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                                  Dewayne E. Chitwood
                                                  Ernest R. Duke

AUDIT COMMITTEE CHARTER

         The charter of the Audit Committee is included as Appendix A to this Proxy Statement.

AUDIT FEES

         The aggregate fees billed for professional services rendered for the audit and quarterly reviews of our financial statements for the fiscal year ended December 31, 2000 were $68,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no fees billed for the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by KPMG LLP for the fiscal year ended December 31, 2000.

ALL OTHER FEES

         All other fees billed or to be billed by KPMG LLP for the fiscal year ending December 31, 2000 for services other than those described above are estimated to be approximately $20,000. These fees relate to tax services.

         The Audit Committee has concluded that the provision of services covered in the sections captioned "Financial Information Systems Design and Implementation Fees" and "All Other Fees" are compatible with maintaining KPMG LLP's independence.


                     APPROVAL OF 2001 NON-EMPLOYEE DIRECTORS
                                STOCK OPTION PLAN

         In May, 2001, the Board of Directors adopted the Parallel Petroleum Corporation 2001 Non-Employee Directors Stock Option Plan (the "Plan"). The Plan is attached to this Proxy Statement as Appendix B. The purpose of the Plan is to secure for Parallel and the stockholders the benefits of the incentives inherent in increased common stock ownership by members of the Board of Directors who are not employees of Parallel ("non-employee Directors") and to provide a means whereby non-employee Directors may develop a sense of proprietorship and personal involvement in Parallel's development and financial success, and to encourage them to remain with and devote their best efforts to Parallel's business, thereby advancing the interests of Parallel and its stockholders. The Plan provides for the granting to non-employee Directors of options to purchase up to 500,000 shares of common stock. Options granted under the Plan will not be incentive stock options. At the date of this Proxy Statement, no action had been taken with respect to future grants of options under the Plan. Consequently, while it is expected that the current non-employee Directors of Parallel will likely be granted options in the future, the non-employee Directors that may receive such options, the number of options and dollar values, are not currently determinable.

         At the Annual Meeting, stockholders will be asked to approve and ratify the action taken by the Board of Directors in adopting the Plan. The Plan was unanimously approved by the Board of Directors and the Board of Directors recommends that the adoption of the Plan be ratified by the stockholders. Unless otherwise indicated, the proxies received from stockholders will be voted in favor thereof. While stockholder approval of the Plan is not required under Delaware law, certain rules of The Nasdaq Stock Market require the Plan to be approved by our stockholders. If the required stockholder approval is not obtained, the Plan will be terminated and no options under the Plan will be granted.

         ADMINISTRATION. The Plan is administered by the Compensation Committee, the members of which are eligible to participate in the Plan. The Compensation Committee has the sole authority to select the non-employee Directors who are to be granted options and to establish the number of shares issuable under each option. The Compensation Committee is authorized to interpret the Plan, and to adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable.

         ELIGIBILITY. Only non-employee Directors of the Company whom the Compensation Committee selects shall be eligible to receive one or more nonqualified options under the Plan.

         STOCK TO BE OPTIONED. The aggregate number of shares of common stock which may be issued pursuant to the exercise of stock options granted under the Plan may not exceed in the aggregate 500,000 shares, subject to adjustment in the number of shares with respect to options and purchase prices therefor in the event of stock splits or stock dividends, and for equitable adjustments in the event of recapitalizations, mergers, consolidations, acquisitions of more than 50% of the outstanding shares of common stock by any person or entity, dissolution and liquidation, and similar events. If any outstanding option granted under the Plan expires or terminates prior to its exercise in full, the shares allocable to the unexercised portion of the option may be subsequently granted under the Plan. Exercise of an option in any manner results in a decrease in the number of shares of stock which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the option is exercised.

         TERMS OF GRANTS. Options granted to non-employee Directors will contain terms and conditions and may be exercisable for such periods as may be approved by the Compensation Committee. The Compensation Committee is empowered and authorized, but is not required, to provide for the exercise of options by payment in cash or by delivering to the Company shares of common stock having a fair market value equal to the purchase price, or any combination of cash or common stock. The purchase price of common stock issued under each option will not be less than the fair market value of the stock subject to the option at the time of grant.

         Options granted under the Plan are not transferable other than by will or the laws of descent and distribution and are exercisable during the optionee's lifetime only by the optionee and while the optionee is a Director of the Company, except that if the optionee ceases to be a Director as a result of death or disability, any options held by the optionee may be exercised in full by the optionee's legal representative at any time during the period of one year following such termination. If an optionee ceases to be a Director other than for cause, death or disability, options may be exercised within three months thereafter, but only as to the number of shares the optionee was entitled to purchase as of the date the optionee ceased to be a Director.

        AMENDMENT OR TERMINATION. The Board of Directors may amend or terminate the Plan at any time, but may not in any way impair the rights of an optionee under an outstanding option without the consent of such optionee.

         TERM OF PLAN. The Plan will terminate upon and no further options will be granted after the expiration of ten years from the date of its adoption by the Board of Directors.

         FEDERAL TAX ASPECTS. Options granted under the Plan will be "nonqualified" and will not be "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonqualified options under the Plan will not have a "readily ascertainable value" at the time of the grant of such options or at any time until the options are exercised. As a result, an optionee who receives a nonqualified option will not be taxed upon the receipt of the option.

         An optionee who receives a nonqualified option will generally recognize ordinary income upon the exercise of the option in the amount by which the fair market value of the underlying shares at the time of exercise exceeds the exercise price. However, shares received upon exercise of options by a participant who is subject to Section 16(b) of the Securities Exchange Act of 1934 (by reason of being a director) will be treated as being non-transferable and subject to a substantial risk of forfeiture for the six months following the date of exercise (the period during which Section 16(b) applies). Such optionee will recognize ordinary income when the six-month period expires in the amount by which the fair market value of the common stock at that time exceeds the amount paid for the shares. The optionee subject to Section 16(b) may, however, elect pursuant to Section 83(b) of the Code, to include in income at the time of exercise of the option the amount by which the fair market value of the shares purchased exceeds the option price even though the six-month period of Section 16(b) of the Securities Exchange Act of 1934 has not expired. If the optionee makes such an election, subsequent appreciation in the value of the shares will not be treated as compensation taxable as ordinary income. Parallel will be entitled to a deduction from income as an ordinary and necessary business expense when and to the extent ordinary income is recognized by an optionee.

         Upon the sale of the shares received upon the exercise of a nonqualified option, the seller will generally recognize either short-term or long-term capital gain or loss, depending upon the holding period of the shares. The required holding period for long-term capital gain or loss treatment is more than one year. The measure of the taxable gain or loss is determined by the difference between the price paid for the shares upon the exercise of the options (plus the amount of income recognized) and the selling price of the shares.

         The foregoing statements are based upon current federal income tax laws and regulations and are subject to change if the tax laws and regulations, or interpretations thereof, change.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE 2001 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

         Our Committee is responsible for formulating and recommending to the full Board of Directors the compensation paid to our officers and administering our stock option plans. We generally review executive compensation on an annual basis. In reviewing the overall compensation of our officers, we consider the following components of executive compensation:

                 o      base salaries;

                 o      stock option grants;

                 o      cash bonuses;

                 o      insurance plans; and

                 o      contributions by Parallel to the 408(k) retirement plan.

         In establishing the compensation paid to our officers, we emphasize compensation arrangements that will (1) motivate and retain talented individuals and reward performance, (2) provide long term performance incentives, and (3) encourage the application of prudent decision making processes in an industry marked by volatility and high risk.

         Historically, we have evaluated compensation paid to our officers based upon the following factors:

                 o      the growth in Parallel's oil and gas reserves;

                 o      the market value of Parallel's common stock;

                 o      cash flow;

                 o the extent to which the officers have been successful in finding and creating opportunities for Parallel to participate in drilling or acquisition ventures having quality prospects;

                 o the ability of our officers to formulate and maintain sound budgets for drilling ventures and other business activities;

                 o      the overall financial condition of Parallel;

                 o      the extent to which proposed business plans are met; and

                 o by comparing the compensation packages of our officers with the compensation packages of officers of other companies similar to Parallel.

We do not assign relative weights or rankings to these factors. Instead, we make subjective determinations based upon a consideration of all of these factors.

         In establishing base salaries for our officers, we have not relied on independent consultants to analyze or prepare formal surveys for us. However, when considering salary increases we do make informal comparisons of our executives' compensation with the compensation paid to executives of other publicly and privately held companies similar to Parallel. We also rely on our general knowledge and experience in the oil and gas industry, focusing on a subjective analysis of each of our executive's contributions to Parallel's overall performance. In addition, we take into account the fact that we do not provide significant perquisites to our executive officers. While specific performance levels or "benchmarks" are not used to establish salaries or grant stock options, we do take into account historic comparisons of Parallel's performance. With respect to awards of stock options, we attempt to provide the executives with an incentive compensation vehicle that could result in future additional compensation to the executives, but only if the value of our common stock increases for all stockholders. All stock options are granted with exercise prices equal to the fair market value of the common stock on the date of grant. When awarding stock options, we consider the number of options granted on prior occasions and the length of time between option grants.

         We did not grant any stock options to Mr. Oldham or Mr. Cambridge in 2000. Since Mr. Oldham was granted a stock option to purchase 100,000 shares of stock in June, 1999, and Mr. Cambridge was granted a stock option to purchase 50,000 shares in October, 1999, we did not believe additional stock option grants in 2000 were warranted. However, we did increase Mr. Oldham's salary by $3,000 per month, beginning in January of last year. Mr. Cambridge's cash compensation was not increased. Mr.
Oldham's and Mr. Cambridge's previous salary increases were in August, 1998.

         In the case of Mr. Cambridge, the Chief Executive Officer of Parallel, the factors we consider in establishing recommended levels and components of compensation, in addition to those discussed above, include the amount of time devoted by Mr. Cambridge to Parallel's overall business activities, the fact that he does not participate in any of Parallel's insurance or retirement plans and the extent to which Mr. Cambridge becomes directly involved in special projects that Parallel undertakes. These additional factors are included and considered in the evaluation of Mr. Cambridge's compensation since he does not serve the Company as a full-time employee. In reviewing the overall compensation of Mr. Cambridge for the last fiscal year, we took into account the fact that Mr. Cambridge received a 10% salary increase in August, 1998 and was also granted a stock option to purchase 50,000 shares of stock in October, 1999. We believe that the historical levels and components of Mr. Cambridge's compensation through the last fiscal year have been adequate. Although we did not grant any stock options to Mr. Cambridge last year or increase his cash compensation, our Committee believes that Mr. Cambridge is a significant asset to Parallel. We continue to consider alternative incentive compensation arrangements with Mr. Cambridge, as well as Mr. Oldham and our other employees. It is our conclusion that the amount and types of compensation currently being paid to our executive officers are sufficient to motivate them and encourage their efforts to increase the value of Parallel for all stockholders.

         Provisions of the Internal Revenue Code that restrict the deductibility of certain compensation over one million dollars per year has not been a factor in our considerations or recommendations.


                                                     Ernest R. Duke
                                                     Charles R. Pannill

SUMMARY OF ANNUAL COMPENSATION

         The table below shows a summary of the types and amounts of compensation paid to our executive officers during the last three years.


                           Summary Compensation Table


                                                                                       Long-Term Compensation
                                                                               -----------------------------------
                                            Annual Compensation                         Awards            Payouts
                                     -------------------------------------     ------------------------- ---------
                                                                   Other
                                                                   Annual      Restricted    Securities
       Name and                                                    Compen-       Stock       Underlying     LTIP       All Other
      Principal                      Salary           Bonus        sation        Awards       Options/     Payouts    Compensation
       Position         Year           ($)             ($)          ($)            ($)        SARs(#)        ($)          ($)
      ----------        ----         ------           -----        -------     ----------    -----------   -------    ------------
T.R. Cambridge,         2000       $   77,755       $   2,000     $     900         0               0         0              0
  Chief Executive
  Officer and           1999       $   77,755       $   1,000     $     900         0          50,000         0              0
  Chairman of
  the Board             1998       $   73,631       $     500     $     900         0          50,000         0              0
  of Directors

L.C. Oldham,            2000       $  161,000       $   2,000     $  10,067(1)      0               0         0     $   12,230(2)
  President,
  Treasurer             1999       $  125,000       $   1,000     $  20,221(1)      0         100,000         0     $    5,771(2)
  and Director
                        1998       $  112,923       $     500     $  23,150(1)      0         100,000         0     $    5,139(2)

--------------

(1) Such amount includes insurance premiums for nondiscriminatory group life, medical, disability and dental insurance as follows: $7,058 for 2000; $18,534 for 1999; and $17,445 for 1998.

(2) For 1998, such amount includes $3,388 contributed by Parallel to Mr. Oldham's individual retirement account maintained under the 408(k) simplified employee pension plan/individual retirement account and the reimbursement to Mr. Oldham of $1,751 for income tax preparation and planning. For 1999, such amount includes $3,750 contributed to Mr. Oldham's retirement account and the reimbursement to Mr. Oldham of $2,021 for income tax preparation and planning. The amount shown for 2000 includes Parallel's contribution of $9,750 to Mr. Oldham's retirement account and reimbursement of $2,480 for income tax preparation.

STOCK OPTIONS

         We use stock options as part of the overall compensation of our Directors, officers and employees. However, we did not grant any stock options to our executive officers in 2000.

         So you can review the types of options we have granted and the significant features of our stock options, we have included summary descriptions of our stock option plans under the caption Stock Option Plans, beginning on page 22 of this proxy statement.

         In the following table, we show certain information about the exercise of stock options in 2000 and the value of unexercised stock options held by our executive officers at December 31, 2000.


                       Aggregated Option/SAR Exercises in
             Last Fiscal Year and Fiscal Year-End Option/SAR Values



                                                                 Number of                                 Value of
                                                           Securities Underlying                          Unexercised
                      Shares                           Unexercised Options at Fiscal                  in-the-Money Options
                     Acquired     Value                       Year-End (#)                           at Fiscal Year-End($)(1)
                        on       Realized          -------------------------------------        ----------------------------------
         Name        Exercise       ($)            Exercisable             Unexercisable        Exercisable          Unexercisable
         ----        --------    ----------        -----------             -------------        -----------          -------------

T. R. Cambridge          0            0                275,000                25,000            $   60,475(2)         $ 49,825

L. C. Oldham             0            0                557,000                90,000             $ 967,201(3)        $ 200,000(3)


----------------

(1) The value of in-the-money options is equal to the fair market value of a share of common stock at fiscal year-end ($3.813 per share), based on the last sale price of Parallel's common stock, less the exercise price.

(2) At December 31, 2000, the exercise price of exercisable options to purchase a total of 200,000 shares of common stock held by Mr. Cambridge exceeded $3.813, the fair market value of our common stock on that date.

(3) At December 31, 2000, the exercise prices of exercisable options to purchase 160,000 shares of common stock exceeded the fair market value of our common stock on December 31, 2000, and the exercise price of unexercisable options to purchase 40,000 shares exceeded the fair market value of our common stock on that same date.

                            STOCK PERFORMANCE GRAPH



Comparison of Five-Year Cumulative Total Returns


                                    [GRAPH]




                                     LEGEND


Symbol       Total Returns Index for:                  12/30/95   12/29/96     12/31/97   12/31/98      12/31/99   12/31/00
------       -----------------------                   --------   --------     --------   --------      --------   --------


[X]           Parallel Petroleum Corporation            100.0        263.2        378.9        80.7        94.7       214.0
 *            Nasdaq Stock Market (US Companies)        100.0        123.0        150.7       212.5       394.8       237.4
 o            NASDAQ Stocks (SIC 1310-1319 US           100.0        144.5        137.7        66.9        69.2       143.3
              Companies) Crude Petroleum and
                Natural Gas


NOTES:

   A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

   C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

   D.    The index level for all series was set to $100.00 on 12/29/95.

         The indexes in the performance graph, prepared by the Center for Research in Security Prices of the University of Chicago Graduate School of Business, compare the annual cumulative total stockholder return on Parallel's common stock with the cumulative total return of The Nasdaq Stock Market (U.S.) Index and a peer group index comprised of 101 U.S. companies engaged in crude oil and natural gas operations, based on a three-digit standard industrial classification or SIC code, whose stocks were traded on Nasdaq during the five-year period ended December 31, 2000. The table assumes that the value of an investment in Parallel's common stock and each index was $100 at the end of 1995 and that all dividends were reinvested.

CHANGE OF CONTROL ARRANGEMENTS

         Parallel's outstanding stock options and stock option plans contain change of control provisions which are applicable to Parallel's outstanding stock options, including the options held by Messrs. Cambridge and Oldham, and other Directors of Parallel. For purposes of our options, a change of control occurs if: (1) Parallel is not the surviving entity in a merger or consolidation; (2)Parallel sells, leases or exchanges all or substantially all of its assets; (3) Parallel is to be dissolved and liquidated; (4) any person or group acquires beneficial ownership of more than 50% of Parallel's common stock; or (5) in connection with a contested election of directors, the persons who were directors of Parallel before the election cease to constitute a majority of the Board of Directors.

         If a change of control occurs, the Compensation Committee of the Board of Directors can: (1) accelerate the time at which options may be exercised; (2) require optionees to surrender some or all of their options and pay to each optionee the change of control value; (3) make adjustments to the options to reflect the change of control; or (4) permit the holder of the option to purchase, instead of the shares of common stock as to which the option is then exercisable, the number and class of shares of stock or other securities or property which the optionee would acquire under the terms of the merger, consolidation or sale of assets and dissolution if, immediately before the merger, consolidation or sale of assets or dissolution, the optionee had been the holder of record of the shares of common stock as to which the option is then exercisable.

         The change of control value is an amount equal to, whichever is applicable: (1) the per share price offered to Parallel's stockholders in a merger, consolidation, sale of assets or dissolution transaction; (2) the price per share offered to Parallel's stockholders in a tender offer or exchange offer where a change of control takes place; or (3) if a change of control occurs, other than from a tender or exchange offer, the fair market value per share of the shares into which the options being surrendered are exercisable, as determined by the Compensation Committee.

COMPENSATION OF DIRECTORS

         Parallel's non-employee Directors each receive $1,000 for attending meetings of the Board of Directors and $500 for attending meetings of Board committees that they serve on. Under these arrangements, during 2000, Mr. Duke received $14,500, Mr. Greathouse received $12,000 and Mr. Pannill received $14,000. All Directors are reimbursed for expenses incurred in connection with attending meetings.

         Non-employee Directors are eligible to participate in Parallel's 1992 Stock Option Plan and the 1997 Non-Employee Directors Stock Option Plan. No options were granted to non-employee Directors in 2000 under these plans.


STOCK OPTION PLANS

         1983 INCENTIVE STOCK OPTION PLAN. In May, 1984, our stockholders approved and adopted the 1983 Incentive Stock Option Plan. Stock options granted under the 1983 Plan are intended to be "incentive stock options" within the meaning of the Internal Revenue Code which, generally, provides the optionee with certain favorable tax benefits. Although the 1983 Plan expired by its own terms in 1993, incentive stock options to purchase 157,000 shares of common stock remain outstanding. The 1983 Plan is administered by the Compensation Committee of the Board of Directors. Under the terms of the 1983 Plan, all employees of Parallel were eligible to participate. The 1983 Plan authorized the granting of options to purchase a total of 750,000 shares of common stock. All options granted under the 1983 Plan were granted with exercise prices equal to the fair market value of the common stock on the date of grant. All options expire, in any event, ten years after the date of grant.

         1992 STOCK OPTION PLAN. In May, 1992, our stockholders approved and adopted the 1992 Stock Option Plan. The 1992 Plan provides for granting to key employees, including officers and Directors who are also key employees of Parallel, and Directors who are not employees, options to purchase up to an aggregate of 750,000 shares of common stock. Options granted under the 1992 Plan to employees may be either incentive stock options or options which do not constitute incentive stock options. Options granted to non-employee Directors will not be incentive stock options.

         The 1992 Plan is administered by the Board's Compensation Committee, none of whom are eligible to participate in the 1992 Plan except to receive a one-time option to purchase 25,000 shares at the time he or she becomes a Director. The Compensation Committee selects the employees who are to be granted options and establishes the number of shares issuable under each option and such other terms and conditions as may be approved by the Compensation Committee. The purchase price of common stock issued under each option must not be less than the fair market value of the common stock at the time of grant.

         The 1992 Plan provides for the granting of an option to purchase 25,000 shares of common stock to each individual who was a non-employee Director of Parallel on March 1, 1992 and to each individual who becomes a non-employee Director following March 1, 1992. Members of the Compensation Committee are not eligible to participate in the 1992 Plan other than to receive a non-qualified stock option to purchase 25,000 shares of common stock as described above.

         An option may be granted in exchange for an individual's right and option to purchase shares of common stock pursuant to the terms of a prior option agreement. An agreement that grants an option in exchange for a prior option must provide for the surrender and cancellation of the prior option. The purchase price of common stock issued under an option granted in exchange for a prior option is determined by the Compensation Committee and may be equal to the price for which the optionee could have purchased common stock under the prior option.

         The 1992 Plan will expire by its own terms in May, 2002. At the date of this Proxy statement, no options are available to be granted under the 1992 Plan.

         1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN. The Parallel 1997 Non-Employee Directors Stock Option Plan was approved by the stockholders at our 1997 annual meeting. This plan provides for granting to Directors who are not employees of Parallel options to purchase up to an aggregate of 500,000 shares of common stock. Options granted under the plan will not be incentive stock options within the meaning of the Internal Revenue Code.

         The Non-Employee Directors Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has sole authority to select the non-employee directors who are to be granted options; to establish the number of shares which may be issued to non-employee directors under each option; and to prescribe such other terms and conditions as the Committee may determine from time to time. Under the Non-Employee Directors Plan, the option exercise price must be the fair market value of the stock subject to the option on the date the option is granted. Options are not transferable other than by will or the laws of descent and distribution and are not exercisable after ten years from the date of grant.

         The purchase price of shares as to which an option is exercised must be paid in full at the time of exercise in cash, or by delivering to Parallel shares of stock having a fair market value equal to the purchase price, or by a combination of cash or stock, as established by the Compensation Committee.

         The 1997 Nonemployee Directors Stock Option Plan will expire by its own terms in March, 2007. At the date of this Proxy Statement, 10,000 shares of common stock remained available for future option grants under this plan.

         1998 STOCK OPTION PLAN. In June, 1998, our stockholders adopted the 1998 Stock Option Plan. The 1998 Plan provides for the granting of options to purchase up to 850,000 shares of common stock. Stock options granted under the 1998 Plan may be either incentive stock options or stock options which do not constitute incentive stock options.

         The 1998 Plan is administered by the Compensation Committee of the Board of Directors. Members of the Compensation Committee are not eligible to participate in the 1998 Plan. Only employees are eligible to receive options under the 1998 Plan. The Compensation Committee selects the employees who are granted options and establishes the number of shares issuable under each option.

         Options granted to employees contain terms and conditions that are approved by the Compensation Committee. The Compensation Committee is empowered and authorized, but is not required, to provide for the exercise of options by payment in cash or by delivering to Parallel shares of common stock having a fair market value equal to the purchase price, or any combination of cash or common stock. The purchase price of common stock issued under each option must not be less than the fair market value of the common stock at the time of grant.

         Options granted under the 1998 Plan are not transferable other than by will or the laws of descent and distribution. The 1998 Plan will expire in June, 2008.

         OTHER OPTION GRANTS. The Board of Directors granted a non-qualified stock option to Mr. Cambridge in October, 1993 under the general corporate powers of Parallel. Upon recommendation of the Board's Compensation Committee, the Board granted the option to Mr. Cambridge to purchase 100,000 shares of common stock at an exercise price of $3.9375 per share, the fair market value of the common stock on the date of grant. The option is not transferable, except by will or the laws of descent and distribution. The option expires in October, 2003.

RETIREMENT PLAN

         Parallel maintains under Section 408(k) of the Internal Revenue Code a combination simplified employee pension and individual retirement account plan for eligible employees. Generally, eligible employees include all employees who are at least twenty-one years of age.

         Contributions to employee SEP accounts may be made at the discretion of Parallel, as authorized by the Compensation Committee of the Board of Directors. The percentage of contributions may vary from time to time. However, the same percentage contribution must be made for all participating employees. Parallel is not required to make annual contributions to the SEP accounts. Parallel may make tax-deductible contributions for each employee participant of up to 15% of a participant's compensation, or $30,000, whichever is less. Under the prototype SEP plan adopted by Parallel, all of the SEP contributions must be made to SEP/IRAs maintained with the sponsor of the plan, a national investment banking firm. All contributions to employees' accounts are immediately 100% vested and become the property of each employee at the time of contribution, including employer contributions, income-deferral contributions and IRA contributions. Generally, earnings on contributions to an employee's SEP/IRA account are not subject to federal income tax until withdrawn.

         In addition to receiving SEP contributions made by Parallel, employees may make individual annual IRA contributions of up to the lesser of $2,000 or 100% of compensation. Each employee is responsible for the investment of funds in his or her own SEP/IRA and can select investments offered through the sponsor of the plan.

         Distributions may be taken by employees at any time and must commence by April 1st following the year in which the employee attains age 70 1/2.

         Parallel currently makes matching contributions to employee accounts in an amount equal to the contribution made by each employee, not to exceed, however, 6% of each employee's salary during any calendar year. During 2000, Parallel contributed an aggregate of $36,077 to the accounts of seven employee participants. Of this amount, $9,750 was allocated to Mr. Oldham's account.

CERTAIN TRANSACTIONS

         From time to time, Wes-Tex Drilling Company, L.P. acquires undivided interests in oil and gas leasehold acreage from Parallel and participates with us and other interest owners in the drilling and development of this acreage. Myrle Greathouse, a former Director of Parallel, was the sole owner of Wes-Tex until his death on December 29, 2000. Mr. Greathouse served as a Director of Parallel from October, 1993 until his resignation on December 20, 2000. Wes-Tex participates in these operations under standard form operating agreements on the same or similar terms afforded by Parallel to nonaffiliated third parties. We invoice all working interest owners, including Wes-Tex, on a monthly basis, without interest, for their pro rata share of lease acquisition, drilling and operating expenses. During 2000, we billed Wes-Tex $14,892 for its proportionate share of lease operating expenses. The largest amount owed to us by Wes-Tex at any one time during 2000 for its share of lease operating expenses was $2,219. At December 31, 2000, Wes-Tex owed us $429 for these expenses. During 2000, we disbursed $71,297 to Wes-Tex in payment of revenues attributable to Wes-Tex's pro rata share of the proceeds from sales of oil and gas produced from properties in which Wes-Tex and Parallel owned interests.

         During 2000, Cambridge Production, Inc., a corporation owned by Mr. Cambridge, served as operator of two wells on oil and gas leases in which we also owned an interest. Generally, the operator of a well is responsible for the day to day operations on the lease, overseeing production, employing field personnel, maintaining production and other records, determining the location and timing of drilling of wells, administering gas contracts, joint interest billings, revenue distribution, making various regulatory filings, reporting to working interest owners and other matters. During 2000, Cambridge Production billed us $169,906 for our pro rata share of lease operating expenses and drilling and workover expenses. We paid $153,690 to Cambridge Production during 2000, which included amounts remaining unpaid and owed to Cambridge Production at the end of 1999. The largest amount we owed Cambridge Production at any one time during 2000 was $20,255. At December 31, 2000, Cambridge Production owed us $334. Cambridge Production's billings to Parallel are made monthly on the same basis as all other working interest owners in the wells. Our pro rata share of oil and gas sales during 2000 from the wells operated by Cambridge Production was $274,065. At December 31, 2000, we owed Cambridge Production $18,694.

         During 2000, we exchanged certain administrative services with First Permian, LLC, a privately held oil and gas company in which we own a 30.65% interest. Mr. Oldham, the President and a Director of Parallel, also serves as a director of First Permian. In 2000, we paid $45,762 to First Permian for reimbursement of general and administrative expenses, and First Permian reimbursed us $78,720 for general and administrative expenses. At December 31, 2000, we owed First Permian $374, and First Permian owed us $2,875.

         We believe the transactions described above were made on terms no less favorable than if we had entered into the transactions with an unrelated party.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors, subject to ratification by the stockholders at the Annual Meeting, has reappointed the firm of KPMG LLP as independent auditors for the fiscal year ending December 31, 2001. If the stockholders do not ratify this appointment, the Board may consider other independent public accountants or continue the appointment of KPMG LLP. KPMG LLP has been our independent auditor since 1979.

         Representatives of KPMG LLP are expected to be present at the Annual Meeting of Stockholders and will be afforded an opportunity to make a statement at the Annual Meeting if they desire to do so. It is expected that such representatives will be available to respond to appropriate questions.

         STOCKHOLDERS ARE REQUESTED TO VOTE FOR THE RATIFICATION OF THE REAPPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.


                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not know of any other business to be presented at the Annual Meeting of Stockholders. If any other matter properly comes before the Annual Meeting, the persons appointed by the proxy intend to vote such proxy in accordance with their best judgment.

         STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UPON WRITTEN REQUEST TO THE MANAGER OF PUBLIC RELATIONS, PARALLEL PETROLEUM CORPORATION, ONE MARIENFELD PLACE, SUITE 465, 110 N. MARIENFELD, MIDLAND, TEXAS 79701.

                              STOCKHOLDER PROPOSALS

         Stockholders desiring to submit proposals under SEC Rule 14a-8 for inclusion in our proxy statement and form of proxy for the 2002 annual meeting must submit proposals to us at our principal executive office on or before January 18, 2002 and must satisfy the conditions established by the SEC for such proposals. Proposals should be sent to:

                           Secretary of Parallel Petroleum Corporation
                           One Marienfeld Place
                           110 N. Marienfeld, Suite 465
                           Midland, Texas 79701.

         The use of certified mail, return receipt requested, is suggested.

         The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve and matters incident to the conduct of the Annual Meeting, including matters of which the registrant did not receive notice until after April 8, 2000.

         Proposals that stockholders wish to present at the 2002 annual meeting (other than pursuant to the procedures in SEC Rule 14a-8) must be received by Parallel within the time periods established by our bylaws, and must satisfy the other conditions for such proposals set forth in our bylaws. Under the terms of our bylaws, if we provide at least 70 days' notice or prior public disclosure of the date of the 2002 annual meeting, notice of a matter to be submitted at the 2002 annual meeting must be delivered to us not less than 60 days nor more than 90 days prior to the meeting. If less than 70 days' notice or prior public disclosure of the date of the 2002 annual meeting is given, notices of matters to be submitted at the annual meeting must be received not later than 10 days after the day on which notice of the date of the annual meeting was mailed or public disclosure was made. If we do not timely receive notice of a matter to be brought before the meeting, such matter may be excluded from consideration at the meeting. Stockholders are advised to review our bylaws which contain these advance notice requirements.


                                              By Order of the Board of Directors



                                                       THOMAS W. ORTLOFF
                                                       Secretary


Midland, Texas
May 17, 2001

                                                                      APPENDIX A



                         PARALLEL PETROLEUM CORPORATION
                             AUDIT COMMITTEE CHARTER


THE AUDIT COMMITTEE:

One committee of the Board of Directors will be known as the Audit Committee. The Audit Committee will have a minimum of three members. Only independent directors will serve on the Audit Committee.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to the public; the Company's systems of internal controls regarding finance and accounting that management and the Board have established; and the Company's auditing, accounting and financial reporting process generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's financial and accounting policies, procedures and practices. The Committee provides an avenue for communication between internal accounting and financial personnel, the independent accountants and the Board. The Committee should have a clear understanding with the independent accountants that the ultimate accountability of the independent accountants is to the Board and the Committee.

Committee members shall be appointed by the Board of Directors. Each Committee member shall serve for a period of one year or until his or her successor has been duly named and appointed.


GENERAL RESPONSIBILITIES:

o To assist the Board in fulfilling its fiduciary responsibilities to the stockholders with respect to matters relating to the Company's accounting, reporting, audit and internal control practices.

o To facilitate open avenues of communication between the Company's independent auditors and the Board of Directors.

o To report Committee actions to the full Board of Directors and make appropriate recommendations.

o To inquire into and receive written statements concerning the independence of the Company's independent auditors, including a description of all relationships between the Company and the independent auditors.

o To conduct or authorize investigations into matters within the Committee's scope of responsibility. The Committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation.

o To meet at least three times each year (telephonically or in person), and more frequently if circumstances warrant. A portion of each meeting may exclude Company employees to provide opportunity for independent discussion.


RESPONSIBILITIES FOR RECOMMENDING INDEPENDENT AUDITORS AND
REVIEWING INTERNAL ACCOUNTING FUNCTIONS:

o To recommend the independent auditors for the annual audit and for interim reviews. The Committee recommendation is subject to approval by the Board of Directors. The Audit Committee also will review and approve fees paid to the independent auditors and recommend dismissal of the independent auditors when circumstances warrant.

o To confirm and assure the objectivity of the internal accounting functions and the independence of independent auditors, including a review of management consulting services, if any, provided by the independent auditors.

o To assist in coordinating internal accounting functions and the external audit activities. The purpose of coordinating this effort is to maximize completeness of coverage and to reduce redundancy and overall costs.


RESPONSIBILITIES FOR REVIEWING THE ANNUAL EXTERNAL AUDIT, REVIEWING INTERNAL AUDITS AND REVIEWING QUARTERLY AND ANNUAL FINANCIAL STATEMENTS:

o The Audit Committee will strive to insure that the independent auditors provide the Committee with a timely notification and analysis of significant financial reporting issues.

o The Audit Committee will ask management, internal accounting personnel and the independent auditors about significant risks and exposures and will assess management's steps to minimize them.

THE AUDIT COMMITTEE WILL REVIEW ANNUAL FILINGS WITH THE SEC AND OTHER PUBLISHED DOCUMENTS CONTAINING THE COMPANY'S FINANCIAL STATEMENTS AND WILL CONSIDER WHETHER THE INFORMATION IN THE FILINGS IS CONSISTENT WITH THE INFORMATION IN THE FINANCIAL STATEMENTS.

THE AUDIT COMMITTEE WILL REVIEW INTERIM FINANCIAL REPORTS ON FORM 10-Q WITH MANAGEMENT AND THE INDEPENDENT AUDITORS BEFORE SUCH INTERIM REPORTS ARE FILED WITH THE SEC.

THE AUDIT COMMITTEE WILL REVIEW THE FOLLOWING WITH THE INDEPENDENT AUDITORS AND THE INTERNAL ACCOUNTING DEPARTMENT:

o     The planned arrangements and scope of the annual audit.

o The adequacy of the Company's internal controls, including computerized information systems controls and security.

o Any significant findings and recommendations made by the independent auditors or internal accounting personnel together with management's response.

o The need for internal accounting personnel and the independent auditors to assess their responsibility for detecting accounting and financial reporting errors, fraud and defalcations, illegal acts and noncompliance with regulatory requirements.

o The need for changes or improvements, including improvements in efficiency, in financial or accounting practices or controls.


THE AUDIT COMMITTEE WILL REVIEW WITH MANAGEMENT AND THE
INDEPENDENT AUDITORS:

o     The Company's annual financial statements and related notes.

o     The independent auditors' audit of and report on the financial statements.

o The auditor's qualitative judgment about the appropriateness, not just the acceptability, of accounting principles and financial disclosures.

o Any serious difficulties or disputes with management encountered during the course of the audit.

o Anything else about the audit procedures or findings that generally accepted auditing standards require the auditors to discuss with the Committee.


THE AUDIT COMMITTEE WILL CONSIDER AND REVIEW WITH MANAGEMENT
AND INTERNAL ACCOUNTING PERSONNEL:

o Any significant findings during the year and management's response to them.

o     The budget and staffing for internal accounting requirements.

o     Activities, structure and qualifications of internal accounting personnel.


PERIODIC RESPONSIBILITIES:

o Annually review, update and revise (subject to Board approval) the Audit Committee's charter.

o Meet with the appropriate internal accounting personnel, the independent auditors, and management in separate sessions to discuss matters that should be discussed privately with the Audit Committee.

o Annually review the Committee's responsibilities, methodology and functions; evaluate its performance and institute appropriate changes to improve performance or reflect changes in the business environment.

o Review with the Company's counsel any legal matters that could have a significant impact on the Company's financial statements.

INDIVIDUAL AGENDAS FOR EACH OF THE THREE SCHEDULED MEETINGS
ARE AS FOLLOWS:

First Meeting - (with external auditors - January or earlier)

o     Establish expectations of the Audit Committee.

o     Review the independence of the independent auditors.

o     Review and approve fees.

o     Coordination of internal and external audit activities.

o     Review of significant risks and exposures.

o     Planned arrangements and scope of annual audit.

o     Executive session with external auditors.


Second Meeting - (with independent auditors - before release of financial statements)

o     Review of Company's annual financial statements and related notes.

o Significant findings and recommendations of the independent auditors on the financial statements.

o Independent auditors' judgment of appropriateness of accounting principles and disclosures.

o Evaluate management consulting services, if any, provided by independent accounting firm as it relates to independence of the external auditors.

o Findings on reporting errors, fraud and defalcations and regulatory issues.

Third Meeting - (with internal accounting personnel and independent auditors)

Independent auditors:

o Significant findings on adequacy of Company's internal controls, including systems controls and security.

o     Management letter and management response.

                                                                      APPENDIX B



                         PARALLEL PETROLEUM CORPORATION

                  2001 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN


         1. PURPOSE OF THE PLAN. The purpose of the Parallel Petroleum Corporation 2001 Non-employee Directors Stock Option Plan (the "Plan") is to secure for Parallel Petroleum Corporation (the "Company") and its stockholders the benefits of the incentives inherent in increased common stock ownership by members of the Board of Directors (the "Board") of the Company who are not employees of the Company ("Non-employee Directors") or any of its subsidiaries and to provide a means whereby Non-employee Directors of the Company may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Accordingly, the Plan provides for granting to Non-employee Directors the option ("Option") to purchase shares of common stock of the Company ("Stock"), as hereinafter set forth. Options granted under the Plan to Non-employee Directors are not intended to be incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended.

         2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee (the "Committee") of two or more directors of the Company appointed by the Board. If a Committee is not appointed by the Board, the Board shall act as and be deemed to be the Committee for all purposes of the Plan. The Committee shall have sole authority (within the limitations described herein) to select the Non-employee Directors who are to be granted Options; to establish the number of shares which may be issued to Non-employee Directors under each Option; and to prescribe the form of the agreement embodying awards of Options. The Committee is authorized to interpret the Plan, to determine all questions arising thereunder and to adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee shall be final and conclusive. No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except for such member's own willful misconduct or as expressly provided by statute.

         3. ELIGIBILITY OF OPTIONEE. Options may be granted only to directors who are not employees of the Company or any parent or subsidiary corporation of the Company at the time the Option is granted. The adoption of this Plan shall not be deemed to give any director any right to be granted an Option. Options may be granted to the same Non-employee Director on more than one occasion.

         4. SHARES SUBJECT TO THE PLAN. The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 500,000 shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available sufficient number of shares to meet the requirements of the Plan. If any Option hereunder expires or terminates prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph 7 hereof with respect to shares of Stock subject to Options then outstanding. Exercise of an Option in any manner shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised.

         5. OPTION AGREEMENTS; TERMS AND CONDITIONS. Each Option granted under the Plan shall be evidenced by an agreement and shall contain such terms and conditions, and may be exercisable for such periods, as the Committee shall prescribe from time to time in accordance with this Plan, and shall comply with the following terms and conditions:

         (a) The Option exercise price shall be the fair market value of the Stock subject to the Option on the date the Option is granted. For all purposes under the Plan, the fair market of a share of Stock on a particular date shall be equal to the average of the high and low sales prices of the Stock on the date of grant as reported on the Nasdaq National Market tier of The Nasdaq Stock Market ("NMS"), or on the stock exchange composite tape if the Stock is traded on a national stock exchange on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is not traded on the NMS or other stock exchange on that date, but is otherwise traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of the Stock on the most recent date on which the Stock was publicly traded. If the Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

         (b) The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and may be exercised only by the Non- employee Director during the Non-employee Director's lifetime and while the Non-employee Director remains a director of the Company, except that:

                  (i) If the Non-employee Director ceases to be a director of the Company because of disability, the Option may be exercised in full by the Non-employee Director (or the Non-employee Director's estate or the person who acquires the Option by will or the laws of descent and distribution or otherwise by reason of the death of the Non-employee Director) at any time during the period of one year following such termination;

                  (ii) If the Non-employee Director dies while he is a director of the Company, the Non-employee Director's estate, or the person who acquires the Option by will or the laws of descent and distribution or otherwise by reason of the death of the Non-employee Director, may exercise the Option in full at any time during the period of one year following the date of the Non-employee Director's death; and

                  (iii) If the Non-employee Director ceases to be a director of the Company for any reason other than as described in clause
                  (i) or (ii) above, unless the Non-employee Director is removed for cause, the Option may be exercised by the Non-employee Director at any time during the period of three months following the date the Non-employee Director ceases to be a director of the Company, or by the Non-employee Director's estate (or the person who acquires the Option by will or the laws of descent and distribution or otherwise by reason of the death of the Non-employee Director) during a period of one year following the Non-employee

                  Director's death if the Non-employee Director dies during such three-month period, but in each case only as to the number of shares the Non-employee Director was entitled to purchase hereunder upon exercise of the Option as of the date the Non-employee Director ceases to be a director.

         (c) The Option shall not be exercisable in any event after the expiration of ten years from the date of grant.

         (d) The purchase price of shares as to which the Option is exercised shall be paid in full at the time of exercise (a) in cash, (b) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (c) any combination of cash or Stock, as shall be established by the Committee. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to the Non-employee Director, the Non-employee Director (or the person permitted to exercise the Option in the event of Director's death) shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares acquirable upon an exercise of the Option.

         (e) The terms and conditions of the respective Non-employee Director Stock Option agreements need not be identical.

         6. TERM OF PLAN. The Plan shall be effective upon the date of its approval and adoption by the stockholders of the Company. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph 8, the Plan shall terminate upon and no further Options shall be granted after the expiration of ten years from the date of its adoption by the Board.

         7.   RECAPITALIZATION OR REORGANIZATION.

         (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         (b) The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

         (c) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore granted the optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the optionee had been the holder of record of the number of shares of Stock as to which such Option is then exercisable. If
(i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of Stock, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), then upon the occurrence of any such Corporate Change, any outstanding Options held by Non-employee Directors shall become fully exercisable and upon any exercise of an Option theretofore granted the Non-employee Director shall be entitled to purchase under such Option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of stock or other securities or property to which the Non-employee Director would have been entitled pursuant to the terms of the Corporate Change if, immediately prior to such Corporate Change, the Non-employee Director had been the holder of record of the number of shares of Stock as to which such Option is then exercisable.

         (d) Any adjustment provided for in Subparagraphs (b) or (c) above shall be subject to any required stockholder action.

         (e) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share.

         8. AMENDMENT OR TERMINATION OF THE PLAN. The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time, provided, that no change in any Option theretofore granted may be made which would impair the rights of the optionee without the consent of such optionee.

         9. MISCELLANEOUS PROVISIONS.

         (a) Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company.

         (b) An optionee's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of an optionee's death or disability, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

         (c) No shares of Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal, state, and other securities laws and regulations.

         (d) It shall be a condition to the obligation of the Company to issue shares of Stock upon exercise of an Option, that the optionee (or any beneficiary or person entitled to act under or through Optionee as provided herein) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold Federal, state, local, or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue shares of Stock.

         (e) By accepting any Option under the Plan, each optionee and each person claiming under or through such person shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

                         PARALLEL PETROLEUM CORPORATION
                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 20, 2001

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas R. Cambridge and Larry C. Oldham, severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of PARALLEL PETROLEUM CORPORATION of record in the name of the undersigned at the close of business on May 14, 2001, which the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders of the Company and at any and all adjournments thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting and Proxy Statement dated May 17, 2001, receipt of which is acknowledged.


1.       ELECTION OF DIRECTORS.


                  FOR ALL NOMINEES LISTED BELOW                         WITHHOLD AUTHORITY
         ----     (except as marked to the contrary)             -----  (to vote for all nominees below)

         (INSTRUCTIONS: To withhold authority to vote for any nominee below, strike a line through the nominee's name)

         Thomas R. Cambridge, Dewayne E. Chitwood, Ernest R. Duke, Larry C. Oldham, Martin B. Oring, Charles R. Pannill, Jeffrey G. Shrader.

2.       APPROVAL OF 2001 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN.

              FOR                  AGAINST              ABSTAIN
         ---                  ---                   ---

3.       APPROVAL OF SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE
         COMPANY.

              FOR                  AGAINST              ABSTAIN
         ---                  ---                   ---

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.





                                            ------------------------------------
                                            Please sign exactly as name appears
                                            hereon. When shares are held by
                                            joint tenants, both should sign.
                                            When signing as attorney, executor,
                                            administrator, trustee or guardian ,
                                            please give full title as such. If a
                                            corporation, please sign in
                                            corporate name by President or other
                                            authorized officer. If a
                                            partnership, please sign in
                                            partnership name by an authorized
                                            person.


                                            ------------------------------------
                                                        Signature


                                            ------------------------------------
                                                 Signature if held jointly




                                            PLEASE MARK, SIGN, DATE AND RETURN
                                            THE PROXY CARD PROMPTLY USING THE
                                            ENCLOSED POSTAGE PRE-PAID ENVELOPE.







DATED                               , 2001
     -------------------------------